                                                                   Exhibit 23(b)


INDEPENDENT AUDITORS' CONSENT




We consent to the use of our report dated January 16, 1997, appearing in this Form 10-K of Huntington Bancshares Incorporated, related to the consolidated balance sheet of First Michigan Bank Corporation as of December 31, 1996, and the related consolidated statements of income, shareholders' equity and cash flows for the two years then ended (not presented herein).


/s/ BDO Seidman, LLP

BDO Seidman, LLP
February 20, 1998
Grand Rapids, Michigan